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                                                                      Exhibit 11

                       HARTE-HANKS, INC. AND SUBSIDIARIES
                         EARNINGS PER SHARE COMPUTATIONS
                      (in thousands, except per share data)

                                                             Three Months Ended June 30,
In thousands, except per share amount                             1999       1998
----------------------------------------------------------------------------------------
BASIC EPS
Net Income ...................................................   $18,768   $17,010
                                                                 =======   =======
Weighted-average common shares outstanding
  used in earnings per share computations ....................    70,519    73,541
                                                                 =======   =======

Earnings per common share ....................................   $  0.27   $  0.23
                                                                 =======   =======

DILUTED EPS

Net Income ...................................................   $18,768   $17,010
                                                                 =======   =======

Shares used in earnings per share computations ...............    72,781    77,212
                                                                 =======   =======

Earnings per common share ....................................   $  0.26   $  0.22
                                                                 =======   =======

Computation of shares used in earnings per share computations:
Average outstanding common shares ............................    70,519    73,541
Average common equivalent shares -
  dilutive effect of option shares ...........................     2,262     3,671
                                                                 -------   -------
Shares used in earnings per share computations ...............    72,781    77,212
                                                                 =======   =======

                                                             Six Months Ended June 30,
In thousands, except per share amount                             1999       1998
--------------------------------------------------------------------------------------
BASIC EPS
Net Income ...................................................   $34,102   $31,115
                                                                 =======   =======
Weighted-average common shares outstanding
  used in earnings per share computations ....................    70,856    73,511
                                                                 =======   =======

Earnings per common share ....................................   $  0.48   $  0.42
                                                                 =======   =======

DILUTED EPS
Net Income ...................................................   $34,102   $31,115
                                                                 =======   =======

Shares used in earnings per share computations ...............    73,193    77,170
                                                                 =======   =======

Earnings per common share ....................................   $  0.47   $  0.40
                                                                 =======   =======

Computation of shares used in earnings per share computations:
Average outstanding common shares ............................    70,856    73,511
Average common equivalent shares -
  dilutive effect of option shares ...........................     2,337     3,659
                                                                 -------   -------
Shares used in earnings per share computations ...............    73,193    77,170
                                                                 =======   =======

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